Tax Aware Small Company Opportuy Opportunities Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/28/01	Education Management Corp.


Shares            Price         Amount
6400		  $32.50	$208,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.625      N/A		 0.14%	            0.75%

Broker
First Boston Brokerage Co.

Underwriters of Education Mangagement Corp.


Underwriters			       Number of Shares
J.P. Morgan Securities, Inc.     	    1,935,000
Credit Suisse First Boston Corp.  	    1,290,000
Thomas Weisel Partners LLC                    774,000
First Analysis Securities Corp. 	      301,000
Suntrust Capital Markets, Inc.  	      100,000
Barrington Research Associates, Inc.           50,000
Legg Mason Wood Walker, Inc.                   50,000
Total     			            4,500,000